EXHIBIT 10.114

CENTRAL VALLEY COMMUNITY BANCORP
2015 OMNIBUS INCENTIVE PLAN

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TABLE OF CONTENTS
Page
A.Plan Purpose    1
B.Definitions    1
C.Administration    4
D.Shares Subject To Plan    5
E.Section 162(m) Participant Limits    5
F.Awards    6
G.Termination Of Continuous Service    12
H.Adjustments Upon Changes In Capitalization    13
I.Merger Or Other Corporate Event    14
J.Effect Of Change In Control    15
K.Assignments And Transfers    15
L.Employee Rights Under The Plan    15
M.Delivery And Registration Of Stock    16
N.Withholding Tax    16
O.Amendment Or Termination    17
P.Effective Date And Term Of Plan    17
Q.Conformity with Section 409A    17
R.Limitation of Benefits under Certain Circumstances    18
S.Recoupment    18
T.Regulatory Compliance    20
U.Severability    20
V.Governing Law    20

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CENTRAL VALLEY COMMUNITY BANCORP
2015 OMNIBUS INCENTIVE PLAN

A.	Plan Purpose
The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining directors, independent contractors, officers and employees of the Company and its Affiliates.

B.	Definitions
The following definitions are applicable to the Plan:
“Affiliate” — means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in section 424(e) and (f), respectively, of the Code.
“Applicable Law” — means state or federal statutes, regulations, and rules governing the operation and administration of equity compensation plans, bonus plans, awards of the types granted under this Plan, and rules and regulations governing any stock exchange or quotation system on which Shares are listed or quoted.
“Award” — means the grant by the Committee under this Plan of an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, Restricted Stock or a Performance Award, or any combination thereof, as provided in the Plan.
“Award Agreement” — means the agreement evidencing the grant of an Award made under the Plan.
“Board” — means the Board of Directors of the Company.
“Cause” — means termination of service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.
“Code” — means the Internal Revenue Code of 1986, as amended.
“Committee” — means the Committee referred to in Article C hereof. If at any time no Committee shall be in office, then the functions of the Committee specified herein shall be exercised by the Board.
“Company” — means Central Valley Community Bancorp and any successor thereto.
“Continuous Service” — means the absence of any interruption or termination of service as a director, independent contractor, officer or employee of the Company or an Affiliate, except that when used with respect to a person granted an Incentive Stock Option, Continuous

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Service means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Unless the Committee provides otherwise or except as otherwise required by Applicable Law, Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, its parent, its subsidiaries or its successor. For purposes of an Incentive Stock Option, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.
“Covered Employee” — means an employee of the Company or its Affiliates who is a “covered employee” within the meaning of Section 162(m) of the Code.
“Disability” — means, for purposes of Article G only, a Participant’s permanent and total disability within the meaning of section 22(e)(3) of the Code. For all other purposes under the Plan, Disability means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his or her usual duties for the Company or an Affiliate, resulting in termination of his or her Continuous Service with the Company or an Affiliate. For such purposes, Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.
“ERISA” — means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” — means the Securities Exchange Act of 1934, as amended.
“Fiscal Year” — means a fiscal year of the Company.
“Grant Date” — means, the date that an Award is granted and its exercise price is set, if applicable, consistent with Applicable Law and applicable financial accounting rules.
“Incentive Stock Option” — means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under section 422 of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed a Nonstatutory Stock Option.
“Market Value” — means the closing high bid with respect to a Share on the date in question on the Nasdaq Stock Market, or any similar system then in use, or, if the Shares are not then traded on the Nasdaq Stock Market or any similar system, the closing sales price on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed or admitted to trading, or, if the Shares are not listed or

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admitted to trading on any such exchange, the fair market value on such date of a Share as the Committee shall determine in good faith by the reasonable application of a reasonable valuation method, in a manner consistent with Code section 409A.
“Nonstatutory Stock Option” — means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option under section 422 of the Code.
“Option” — means an Incentive Stock Option or a Nonstatutory Stock Option awarded to a Participant pursuant to Article F.1. hereof.
“Participant” — means any director, independent contractor, officer or employee of the Company or any Affiliate who is designate by the Committee as eligible to receive an Award.
“Plan” — means this 2015 Omnibus Incentive Plan.
“Performance Award” — means an Award granted pursuant to Article F.4. hereof.
“Performance Goals” — means the one or more goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to Awards of Restricted Stock or Performance Awards. Such Performance Goals may be made applicable to Awards which are intended to comply with Code section 162(m), as well as Awards which are not intended to comply with Code section 162(m). As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following business criteria: (a) Revenue, (b) Earnings Per Share, (c) Net Income, (d) Operating Margins, (e) Total Stockholder Return, (f) recurring revenue (including annualized), (g) bookings, (h) billings, (i) number of customers, (j) objective customer indicators, (k) expenses, (l) cost reduction goals, (m) economic value added, (n) cash flow (including operating cash flow or free cash flow), (o) cash flow per share, and (p) sales or revenue targets. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) on “pro forma” numbers where “pro forma” means calculation of a Performance Goal in a manner that excludes certain non-recurring, unusual or non-cash expenses or credits, such as restructuring expenses, extraordinary tax events, expenses or credits related to equity compensation or similar items, acquisition related expenses and charges, extraordinary items, income or loss from discontinued operations, and/or gains or losses from early extinguishment of debt instead of conforming to Generally Accepted Accounting Principles, (ii) in absolute terms, (iii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iv) on a per share and/or share per capita basis, (v) against the performance of the Company as a whole or against particular segments, business units, industry groups or products of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the date on which such Performance Goals are determined, the Committee shall stipulate whether any element(s) (for example,

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but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (notwithstanding any other provision of the Plan, whether or not such determinations result in any Performance Goal being measured on a basis other than Generally Accepted Accounting Principles). Such stipulation may also be made after the date such Performance Goals are determined to the extent that such stipulation would not violate Code section 162(m) and the Treasury Regulations thereunder.
The Committee shall have no discretion to increase the amount of compensation payable upon the attainment of a Performance Goal and prior to the payment of any amounts, the Committee shall certify, in writing, that the Performance Goal(s) were satisfied. In the case of Awards not intended to qualify as “performance-based compensation” under Code section 162(m), the criteria may be selected from among the above criteria or any other measure of performance that the Committee determines to be appropriate.
“Performance Period” means any Fiscal Year or such longer period as determined by the Committee in its sole discretion.
“Related” — means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Stock Appreciation Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof.
“Restricted Period” — means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and the Shares are subject to a substantial risk of forfeiture.
“Restricted Stock” — means Shares awarded to a Participant pursuant to Article F.3. hereof.
“Shares” — means the shares of common stock of the Company.
“Stock Appreciation Right” — means a stock appreciation right with respect to Shares granted by the Committee pursuant to Article F.2. hereof.
“Ten Percent Holder” — means any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company and any Affiliate.

C.	Administration
The Plan shall be administered by a Committee consisting of two or more members of the Board. With respect to participation by individuals who are subject to section 16 of the Exchange Act, each member of the Committee shall be a “nonemployee director” as defined under Rule 16(b) of the Exchange Act or any similar or successor provision. With respect

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to participation by individuals who may be Covered Employees, each member of the Committee shall be an “outside director” as defined under Code section 162(m) and the Treasury Regulations thereunder if the Committee determines that Awards are intended to qualify for an exemption as “performance-based compensation” under Code section 162(m).
The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (1) designate Participants and grant Awards; (2) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (3) determine the terms and conditions upon which Awards shall be granted under the Plan, including the rate and circumstances under which such Awards become nonforfeitable; (4) prescribe the form and terms of instruments evidencing such grants; (5) establish from time to time rules for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan; and (6) annually deliver financial statements of the Company to all Participants to whom such delivery is required by section 260.140.46 of the California Code of Regulations, or any successor statute or regulation.
A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

D.	Shares Subject To Plan

1.
Subject to adjustment by the operation of Article H, the maximum aggregate number of Shares that may be granted with respect to Awards, including Incentive Stock Options, under the Plan is Eight Hundred Seventy Five Thousand (875,000) Shares.

2.
Shares which are subject to Related Stock Appreciation Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. Shares that are subject to awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted. An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

E.	Section 162(m) Participant Limits
Subject to adjustment as set forth in Article H:

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1.
the maximum aggregate number of Shares for which Options and/or Stock Appreciation Rights, the value of which is based solely on the increase in value of the Shares after the Grant Date, may be granted to any Participant in any calendar year shall be One Hundred Thousand (100,000) Shares (this limit applies separately to each type of award);

2.
the maximum aggregate number of Shares that may be granted to any Participant in any calendar year under an Award of Restricted Stock or Performance Awards, that is intended to be “performance-based compensation” under Code section 162(m), shall be One Hundred Thousand (100,000) Shares (this limit applies separately to each type of award); and

If any Award is cancelled, the cancelled Award shall continue to be counted toward the above limits for purposes of Code section 162(m).

F.	Awards

1.
Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions that are consistent with the Plan terms as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

a.
Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided that, the exercise price thereof shall not be less than 100% of the Market Value of a Share on the Grant Date of such Option; provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the exercise price thereof shall not be less than 110% of the Market Value of a Share on the Grant Date of such Option.

b.
Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than ten (10) years from the Grant Date; provided that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the term of such option shall not exceed five (5) years from the Grant Date.

c.
Time And Method Of Exercise. Except as provided in Article G.1., no Option granted hereunder may be exercised unless at the time the Participant exercises such Option, the Participant has maintained Continuous Service since the Grant Date. To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise the Option) together with full payment of the exercise price, if any. The date of exercise shall be the date on which such notice is received by the Company. Payment, if required,

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shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be by the Committee or as may be required in order to comply with or to conform to requirements of any Applicable Laws, or (B) a combination of cash and such Shares.

d.
Option Agreements. At the time of an Award of an Option, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

e.
Limitations On Value Of Exercisable Incentive Stock Options. The aggregate Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000, and any excess Options shall be treated as Nonstatutory Stock Options. Incentive Stock Options shall be taken into account in the order in which they were granted, and the Market Value of the Shares shall be determined as of the Grant Date, as provided by Code section 422 and applicable Treasury Regulations.

f.	Eligible Recipients Of Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to officers or employees of the Company or its Affiliates.

g.
No Repricing. The exercise price of an Option may not be reduced without the approval of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for (a) Awards with a lower exercise price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

2.
Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions that are consistent with the Plan as the Committee shall determine:

a.
General. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional shares) the amount by which the Market Value per Share

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on the date of exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect to which such Stock Appreciation Right shall have been exercised.

b.
Exercise Price And Term. The exercise price and term of each Stock Appreciation Right shall be fixed by the Committee and the exercise price shall not be less than the Market Value of an underlying Share on the Grant Date. The term of a Stock Appreciation Right shall not exceed ten (10) years.

c.
Related Options. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall determine. Related Options shall cease to be exercisable to the extent of the Shares with respect to which Stock Appreciation Right is exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated. If the Related Option is an Incentive Stock Option, the Related Option shall satisfy all restrictions and the limitations imposed on Incentive Stock Options under Article F.1. (including, without limitation, restrictions on exercise price and term and any requirements imposed under, Code section 422 and any related Treasury Regulations.

d.
Stock Appreciation Right Agreements. At the time of an Award of a Stock Appreciation Right, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, with such terms and conditions as the Committee shall in its sole discretion determine.

e.
Time And Method Of Exercise. Except as provided in Article G.1., no Stock Appreciation Right may be exercised unless the Participant has maintained Continuous Service since the Grant Date. To exercise a Stock Appreciation Right, the Participant shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Stock Appreciation Right) together with full payment of the exercise price, to the extent required. The date of exercise shall be the date on which such notice is received by the Company. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined by the Committee or as may be required to comply with requirements of any Applicable Law or regulations, or (B) a combination of cash and Shares.

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f.
No Deferral of Compensation Beyond Exercise. Settlement of Stock Appreciation Rights shall occur within sixty (60) days of the exercise date and no award of Stock Appreciation Rights may provide for a deferral of compensation under Code section 409A.

g.
No Repricing. The exercise price of a Stock Appreciation Right may not be reduced without the approval of the Company’s stockholders. This shall include, without limitation, a repricing of a Stock Appreciation Right as well as a Stock Appreciation Right exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for (a) Awards with a lower exercise price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

3.
Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions that are consistent with the Plan as the Committee shall determine:

a.
Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives, the achievement of Performance Goals, applicable federal or state securities laws, other Applicable Law, or any other basis determined by the Committee in its discretion. During Restricted Period, unless otherwise permitted by the Plan or by the Committee as provided in an Award Agreement, Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant. Except for the restrictions which may be imposed on Restricted Stock or as otherwise provided by the Committee in an Award Agreement, a Participant to whom Shares of Restricted Stock have been awarded shall have all the rights of a stockholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock during the Restricted Period shall be subject to the same restrictions as such Restricted Stock.

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b.
Restricted Stock Agreements. At the time of an Award of Shares of Restricted Stock, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

c.
Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear the following (or similar) legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED, ENCUMBERED OR OTHERWISE CONVEYED WITHOUT SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, TRANSFER, PLEDGE OR OTHER CONVEYANCE UNDER THE SECURITIES ACT.
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE COMPANY’S 2015 OMNIBUS INCENTIVE PLAN, AS AMENDED, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE SECRETARY OF THE COMPANY, 7100 N. FINANCIAL DRIVE, SUITE 101, FRESNO, CA 93720.

d.
Section 162(m) Performance Goals. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Code section 162(m), the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by

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the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Code section 162(m). For Awards of Restricted Stock which are intended to qualify as performance-based compensation, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Code section 162(m) and the related Treasury Regulations.

e.
Removal of Restrictions. Except as otherwise provided in this Article, Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

4.
Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants, subject to the terms of the Plan and the applicable Award Agreement. At the time of grant of a Performance Award, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Performance Award and such other matters as the Committee shall in its sole discretion determine. A Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (b) shall confer on the holder thereof the right to receive payments, in whole or in part, based upon the achievement of such performance objectives or Performance Goals during such Performance Periods as the Committee shall establish. The Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee as provided in the applicable Award Agreement. The term of a Performance Award shall not exceed ten (10) years. To the extent any Performance Award shall be subject to Code section 409A, the Award Agreement for such Performance Award shall contain all provisions, restrictions and limitations required by Code section 409A and applicable regulations.

a.
Section 162(m) Performance Goals. For purposes of qualifying grants of Performance Awards as “performance-based compensation” under Code section 162(m), the Committee, in its discretion, may determine that the performance objectives applicable to Performance Awards shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Award to qualify as “performance-based compensation” under Code section 162(m). For Performance Awards that are intended to qualify as performance-based compensation, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate

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to ensure qualification of the Performance Awards under Code section 162(m) and related Treasury Regulations.

b.
Payment. Except as provided in Article J, or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards shall be paid following the close of the Performance Period, no later than March 15 of the year following the year in which the Performance Period ends or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Code section 409A. To the extent any Performance Award shall be subject to Code section 409A, the Award Agreement shall contain all provisions, restrictions and limitations required by Code section 409A and applicable Treasury Regulations.

G.	Termination Of Continuous Service

1.	Options And Stock Appreciation Rights.

a.
If a Participant to whom an Option or Stock Appreciation Right was granted shall cease to maintain Continuous Service for any reason other than death, Disability or Cause, the Participant may exercise the Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise it on the date of cessation of Continuous Service, but only during the three months immediately following the cessation of Continuous Service and in no event after the expiration date of the Option or Stock Appreciation Right. If a Participant’s Continuous Service terminated for Cause, all rights under any Option or Stock Appreciation Right shall expire immediately on the date that notice of termination is given to the Participant.

b.
If a Participant to whom an Option or Stock Appreciation Right was granted shall cease to maintain Continuous Service due to Disability, the Participant may exercise the Option or Stock Appreciation Right to the extent that he or she was entitled to exercise it at the date Continuous Service ceases, but only within the one year period immediately following the date of cessation of Continuous Service and in no event after the expiration date of the Option or Stock Appreciation Right.

c.
In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate or within the periods referred to in subparagraphs a. and b. of this Article G.1., the person to whom any Option or Stock Appreciation Right held by the Participant at the time of his or her death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the

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rules thereunder, or as otherwise permitted to be transferred under Plan Article K may exercise Option or Stock Appreciation Right to the extent that he or she was entitled to exercise the Option or Stock Appreciation Right immediately prior to his or her death, but only within the one year period immediately following the date of death, and in no event after the expiration date of the Option or Stock Appreciation Right.

d.
Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Stock Appreciation Right has been granted to the Participant or whether the person entitled to exercise a Related Stock Appreciation Right desires to do so, the Committee may elect to pay to the person to whom the Option is transferred the amount by which the Market Value per Share on the date specified by the Committee exceeds the exercise price, multiplied by the number of Shares with respect to which the Option is exercisable. An election by the Committee to settle an Option shall be considered an exercise of the Option for all purposes under the Plan.

e.
Notwithstanding the provisions of subparagraphs a. through d. above, the Committee may, in its sole discretion, extend the term of a Nonstatutory Option or Stock Appreciation Right beyond the time periods specified above, but in no event after the expiration date of the Option or Stock Appreciation Right, or establish different terms and conditions pertaining to the effect of termination to the extent permitted by Applicable Law. Any extension of an Option term pursuant to this subsection shall comply with Code Section 409A and applicable Treasury regulations.

2.
Restricted Stock. Except as otherwise provided in this Plan, if a Participant ceases to maintain Continuous Service for any reason (other than death or Disability), all shares of Restricted Stock held by the Participant at that time which are subject to restrictions shall be forfeited and returned to the Company, unless the Committee, in its sole discretion, shall otherwise determine. Unless the Committee, in its sole discretion, shall otherwise determine, if a Participant ceases to maintain Continuous Service by reason of death or Disability, all shares of Restricted Stock held by the Participant and at that time which are subject to restrictions shall upon such termination of Continuous Service be free of restrictions and shall not be forfeited.

3.
Performance Awards. In the event that a Participant to whom a Performance Award has been granted shall cease to maintain Continuous Service for any reason, the rights of the Participant or any person to whom the Award may have been transferred as permitted by Article K shall be governed by the terms of the Plan and the applicable Award Agreement.

H.	Adjustments Upon Changes In Capitalization

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In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Article shall be subject to the same restrictions as the original Award.

I.	Merger Or Other Corporate Event

1.
Effect. In the case of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) (referred to in this Article as a “corporate event”), all outstanding Awards on the effective date of a corporate event shall be subject to the terms and conditions contained in the agreement under which the corporate event is documented, provided that any resulting change in an Award Agreement that adversely affects a Participant shall require the Participant’s written consent. The terms and conditions may include, for example, the exchange of an Award under this Plan for an award under a plan or agreement sponsored by one or more of the other entities participating in the corporate event.

2.
Additional Awards. In addition, the Committee may, in its sole discretion, provide to one or more Participants to whom an Option or Stock Appreciation Right has been granted, additional rights upon the occurrence of a corporate event (subject to the other provisions of the Plan and any limitation applicable to such Option or Stock Appreciation Right) to receive an amount equal to the excess of the fair market value on the date of exercise of the securities, cash or other property, or combination thereof, receivable upon the corporate event in respect of a Share over the exercise price of such Stock Appreciation Right or Option, multiplied by the number of Shares with respect to which the Option or Stock Appreciation Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in on the occurrence of the corporate event, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of each the Participant.

3.
Compliance with Code Section 409A. Notwithstanding the foregoing, in any circumstance or transaction in which compensation resulting from or in respect of an additional right may result in the imposition of an additional tax under Code section 409A, but would not result in the imposition of additional tax if the term

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“corporate event” is interpreted to mean a “Change in Control” as defined in the Plan, then “corporate event” shall mean a “change in control” to the extent necessary to prevent additional compensation from becoming subject to an additional tax under Code section 409A. In the event that a payment for an additional right following a corporate event would not be a permissible distribution event, as defined in Code section 409A(a)(2) or applicable Treasury Regulations, then the payment or delivery shall be made on the date of termination of the Participant’s employment or service with the Company or six (6) months after termination in the case of a “specified employee” (as defined in Code section 409A(a)(2)(B)(i)).

J.	Effect Of Change In Control
Each of the events specified in the following clauses (1) through (3) of this Article shall be deemed a “change in control”: (1) any third person, including a “group” as defined in section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Company with respect to which 50% or more of the total number of votes for the election of the Board may be cast, (2) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board, or (3) the stockholders of the Company shall approve an agreement providing for a sale or other disposition of all or substantially all of the assets of the Company. Upon a change in control, unless the Committee shall have otherwise provided in the applicable Award Agreement, any restrictions or vesting period with respect to any outstanding Awards shall lapse, and all such Awards shall become fully vested in the Participant; provided, however, that no Award which has previously been exercised or otherwise terminated shall become exercisable.

K.	Assignments And Transfers
Except as otherwise permitted by Applicable Law, no Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient, unless it has been transferred in accordance herewith, in which case it shall be exercisable only by such transferee.

L.	Employee Rights Under The Plan
No person shall have a right to be designated as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of or serve as a director or independent contractor of the Company or any Affiliate.

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M.	Delivery And Registration Of Stock
Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Law and counsel for the Company shall confirm that the issuance of Shares complies with Applicable Law.
The Company’s obligation to deliver Shares with respect to an Award may be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation. Any representation requirement may provide that it will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act of 1933 or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (1) the admission of the Shares to listing on any stock exchange on which Shares may then be listed, and (2) the completion of registration or other qualification of Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

N.	Withholding Tax
Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Code section 83(b), or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall have the right to require the Participant or other person receiving Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.
The Company shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Stock Appreciation Right pursuant to the Plan, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Article shall be at the sole discretion of the Committee.

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Notwithstanding the foregoing, each Award recipient shall be solely responsible for ensuring that all applicable taxes in connection with such Award are paid in full on or before their due date.

O.	Amendment Or Termination

1.
Subject to subsection 2. of this Article, the Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company’s shareholders if, when and to the extent that shareholder approval is necessary or required under any Applicable Law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek shareholder approval.

2.
Except as otherwise provided herein, the Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided.

P.	Effective Date And Term Of Plan
The Plan shall become effective upon its adoption by the Board of Directors of the Company, subject to the approval of the Plan by the shareholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated. Awards that are granted prior to the expiration of the term of the Plan may extend beyond such date, subject to the applicable provisions of such Awards.

Q.	Conformity with Section 409A
The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Code section 409A and applicable Treasury regulations (collectively “Section 409A”). To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A and shall be interpreted in accordance with Section 409A.
Notwithstanding any provision of the Plan or applicable Award Agreement to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A and/

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or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A.
If Section 409A applies, no payment or transfer shall be made upon a “termination of Continuous Service,” “separation from service,” “termination of service,” “discharge,” “resignation,” or “retirement” unless such event also constitutes a “separation from service” within the meaning of Section 409A. If a Participant is a “Specified Employee” as of the Participant’s separation from service, to the extent any payment under the Plan constitutes deferred compensation for purposes of Section 409A (after taking into account any applicable exemptions from Section 409A) that is payable upon a separation from service, then, to the extent required by Section 409A, no payments due under the Plan may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in an aggregate lump sum, on the first day of the seventh month following the Participant’s separation from service.
If the Plan or an Award fails to meet the requirements of Section 409A, neither the Company (nor any of its Affiliates), shall have any liability for any taxes, penalty or interest imposed on a Participant, and the Participant shall have no recourse against the Company or any of its Affiliates.

R.	Limitation of Benefits under Certain Circumstances
Unless otherwise provided in an individual agreement with the Company, if any transfer of stock pursuant to the Plan or an Award thereunder, either alone or together with other payments, benefits, and transfers which Participant has the right to receive from Company or an Affiliate would constitute a “parachute payment” under Code section 280G, the value of stock transferred will be reduced, in the manner determined by the Committee, by the amount, if any, which is the minimum necessary to result in no portion of the transfer being non-deductible to the Company or Bank pursuant to Code section 280G and subject to the excise tax imposed under Code section 4999.

S.	Recoupment
Notwithstanding any provisions of the Plan and an Award Agreement to the contrary, if any “payment restrictions” (as hereinafter defined) require the recapture or “clawback” of any benefits received by or stock transferred to the Participant pursuant to an Award, the Participant will repay or transfer stock back to the Company or Bank in an amount equal to the aggregate amount of any benefits or stock, with such repayment or transfer to occur no later than thirty (30) days following Participant’s receipt of a written notice from the Company or Bank indicating that benefits or stock received by Participant under an Award are subject to recapture or clawback pursuant to the payment restrictions. “Payment restrictions” means any applicable state or federal statute, law, regulation, or regulatory interpretation or other guidance, or contractual arrangement with or required by a

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governmental authority that would require the Company or Bank to seek or demand repayment or return of any benefits or stock received by Participant for any reason, including, without limitation, FIL-66-02010 and any related or successor regulatory guidance, any regulatory or enforcement interpretations or guidance provided by the Securities Exchange Commission or other regulatory body under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Company or Bank or its successors later obtaining information indicating that Participant has committed, is substantially responsible for, or has violated, the respective acts or omission, conditions, or offenses outlined under 12 C.F.R. 359.4(a)(4).

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule, regulation, or otherwise, or (b) any law, rule, or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, or regulation.

If any time within one (1) year after the date on which a Participant exercises an Option, or receives payment of a Performance-Based Award, or on which Restricted Stock or Stock Units vest, or on which income is realized by a Participant in connection with any other Award (each of which events shall be a “realization event”), the Board determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (a) results in the Participant’s termination or deemed termination of employment for Cause or (b) results from any activity of the Participant determined by the Board to be in competition with any activity of the Company, the Bank, or an Affiliate, or otherwise prejudicial, contrary, or harmful to the interests of the Company, the Bank, or an Affiliate (including, but not limited to, accepting employment with or serving as a consultant, adviser, or in any other capacity to an entity that is in competition with or acting against the interests of the Company, the Bank, or an Affiliate), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of the Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company, the Bank, or an Affiliate (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement). In addition, the Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Participant in violation or breach of or in conflict with any (a) employment agreement, (b) noncompetition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company, the Bank, or an Affiliate, (d) confidentiality obligation with respect to the Company, the Bank, or an Affiliate, (e) Company or Bank policy or procedure, (f) other agreement, or (g) any other obligation of such Participant to the Company, the Bank, or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Participant thereof is an Employee of the Company, the Bank, or an Affiliate and is terminated for Cause as defined in the Plan or the applicable

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Award Agreement or for “cause” as defined in any other agreement between the Company, the Bank, or an Affiliate and such Participant, as applicable.

T.	Regulatory Compliance
The parties specifically acknowledge that while the restrictions contained in Section 131 of the Federal Deposit Insurance Corporation Improvement Act of 1991, relating to the payment of bonuses and increases for senior executive officers of institutions which are deemed “undercapitalized”, do not currently apply to the Company or Bank such provisions may affect the terms of an Award Agreement if the Company or Bank should be deemed undercapitalized by any state or federal regulatory authority (including, without limitation, the Federal Deposit Insurance Company and the Federal Reserve Board). Without limiting the generality of the foregoing, under no circumstances will the Company or Bank be required to take any other actions under an Award Agreement if such actions would result in any violation of Applicable Law, rule, regulation or regulatory directive.

U.	Severability
In the event that any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

V.	Governing Law
The Plan and all Awards hereunder shall be governed and construed in accordance with the laws of the State of California, except to the extent that such laws may be preempted or superseded by federal law.

APPROVED BY THE BOARD OF DIRECTORS: November 19, 2014
(Subject to Shareholder Approval)

APPROVED BY THE SHAREHOLDERS: ______________, ___, 2015

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